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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Pixar:


     We consent to incorporation by reference in the registration statements (Nos. 333-71706, 333-99838, 333-62047 and 333-30686) on Form S-8 of Pixar, of
our reports dated February 1, 2002, relating to the balance sheets of Pixar as of December 29, 2001 and December 30, 2000, and the related statements of income, shareholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended December 29, 2001, and the related financial statement schedule, which reports appear in the December 29, 2001 Form 10-K of Pixar.


                                        KPMG LLP


San Francisco, California
March 29, 2002